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                                                                    Exhibit 99.4

                 [SECURITIES AND EXCHANGE COMMISSION LETTERHEAD]

                                                     September 11, 2000

Elliot Press
Rosenman & Colin LLP
575 Madison Avenue
New York, New York  10022

Re:      Shelbourne Properties I, Inc.
         Shelbourne Properties II, Inc.
         Shelbourne Properties III, Inc.
         Incoming letter dated September 6, 2000

Dear Mr. Press:

         This letter is to inform you that your written request for a continuing hardship exemption, as provided in Rule 202 of Regulation S-T, has been

                       |X|   Granted          [ ]   Denied

for the "Real Property Appraisals" exhibit to Form S-4 Amendment #3. Please include the following notation at the top of your document, "In accordance with Rule 202 of Regulation S-T, this (specify document) is being filed in paper pursuant to a continuing hardship exemption" and also include a copy of this letter.


                                        Sincerely,

                                        /s/ S. Pilkerton
                                        -------------------------------------
                                        for Herbert D. Scholl
                                        Office of EDGAR and
                                           Information Analysis